                                                                      EXHIBIT 21

                   SUBSIDIARIES OF TELEGLOBE MOBILE PARTNERS

         NAME OF SUBSIDIARY           STATE OF INCORPORATION OR ORGANIZATION
         ------------------           --------------------------------------
ORBCOMM International Partners, L.P.                 Delaware